Exhibit 99.2

STERIS CORPORATION 5960 HEISLEY ROAD MENTOR, OH 44060-1834	ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy card and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions below to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M80661-TBD                    KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

STERIS CORPORATION

The Board of Directors Recommends a vote FOR Proposals 1, 2 and 3.			For	Against	Abstain

1.	The Merger Proposal. Proposal to adopt the Agreement and Plan of Merger, dated as of October 13, 2014 (the “Merger Agreement”), by and among STERIS, New STERIS Limited, a private limited company organized under the laws of England and Wales and a subsidiary of STERIS, Solar US Holding Co., a Delaware corporation and wholly owned subsidiary of New STERIS, Solar US Parent Co., a Delaware corporation and indirect wholly owned subsidiary of New STERIS, and Solar US Merger Sub Inc., an Ohio corporation and indirect wholly owned subsidiary of New STERIS (“the Merger”).		☐	☐	☐

2.	The Compensation Proposal. Proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to STERIS’s named executive officers in connection with the completion of the Merger.		☐	☐	☐

3.	The Adjournment Proposal. Proposal to approve any motion to adjourn the special meeting, or any postponement thereof, to another time or place if necessary or appropriate (i) to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the Merger Agreement, (ii) to provide to STERIS shareholders any supplement or amendment to the proxy statement/prospectus and/or (iii) to disseminate any other information which is material to STERIS shareholders voting at the special meeting.		☐	☐	☐

In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting or at any adjournment thereof.

NOTE: Please sign exactly as name above. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

YOUR VOTE IS IMPORTANT

Regardless of whether you plan to attend the Special Meeting of Shareholders, you can be sure the shares are represented at the meeting by promptly returning your proxy in the enclosed envelope.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting to be held on [                ], 2015:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

Sign and date proxy card on the reverse side.

ê  Please fold and detach direction form at perforation before mailing.  ê

M80662-TBD

PROXY	STERIS CORPORATION	PROXY

SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON [ ], 2015
This Proxy is solicited by the Board of Directors

At the Special Meeting of Shareholders of the Company to be held on [ ], 2015, and at any adjournment thereof, Walter M Rosebrough, Jr., John P. Wareham, Michael J. Tokich, J. Adam Zangerle, Ronald E. Snyder and Dennis P. Patton, and each of them, with full power of substitution in each (the “Proxies”), are hereby authorized to represent me and to vote the shares on the following Proposals:

1.	The Merger Proposal. Proposal to adopt the Agreement and Plan of Merger, dated as of October 13, 2014 (the “Merger Agreement”), by and among STERIS, New STERIS Limited, a private limited company organized under the laws of England and Wales and a subsidiary of STERIS, Solar US Holding Co., a Delaware corporation and wholly owned subsidiary of New STERIS, Solar US Parent Co., a Delaware corporation and indirect wholly owned subsidiary of New STERIS, and Solar US Merger Sub Inc., an Ohio corporation and indirect wholly owned subsidiary of New STERIS (“the Merger”).

2.	The Compensation Proposal. Proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to STERIS’s named executive officers in connection with the completion of the Merger.

3.	The Adjournment Proposal. Proposal to approve any motion to adjourn the special meeting, or any postponement thereof, to another time or place if necessary or appropriate (i) to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the Merger Agreement, (ii) to provide to STERIS shareholders any supplement or amendment to the proxy statement/prospectus and/or (iii) to disseminate any other information which is material to STERIS shareholders voting at the special meeting.

The Board of Directors recommends votes FOR adoption of the Merger Agreement, FOR approval, on a non-binding advisory basis, of the compensation that may be paid or become payable to STERIS’s named executive officers in connection with the completion of the Merger, and FOR approval of any motion by the Company to adjourn or postpone the special meeting to another time or place as necessary or appropriate.

Unless otherwise specified, this Proxy will be voted FOR adoption of the Merger Agreement, FOR approval, on a non-binding advisory basis, of the compensation that may be paid or become payable to STERIS’s named executive officers in connection with the completion of the Merger, and FOR approval of any motion by the Company to adjourn or postpone the special meeting to another time or place as necessary or appropriate, and in the Proxies’ discretion on all other matters as may properly come before the meeting or any adjournment or postponement thereof.

SEE REVERSE SIDE.

STERIS CORPORATION 5960 HEISLEY ROAD MENTOR, OH 44060-1834	ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, direction forms and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions below to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 5:00 P.M. on [ ], 2015, for tabulation. Have your direction form in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 5:00 P.M. on [ ], 2015, for tabulation. Have your direction form in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your direction form and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M80663-TBD KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS DIRECTION FORM IS VALID ONLY WHEN SIGNED AND DATED.

STERIS CORPORATION

The Board of Directors Recommends a vote FOR Proposals 1, 2 and 3.				For	Against	Abstain

1.	The Merger Proposal. Proposal to adopt the Agreement and Plan of Merger, dated as of October 13, 2014 (the “Merger Agreement”), by and among STERIS, New STERIS Limited, a private limited company organized under the laws of England and Wales and a subsidiary of STERIS, Solar US Holding Co., a Delaware corporation and wholly owned subsidiary of New STERIS, Solar US Parent Co., a Delaware corporation and indirect wholly owned subsidiary of New STERIS, and Solar US Merger Sub Inc., an Ohio corporation and indirect wholly owned subsidiary of New STERIS (“the Merger”).			☐	☐	☐

2.	The Compensation Proposal. Proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to STERIS’s named executive officers in connection with the completion of the Merger.			☐	☐	☐

3.	The Adjournment Proposal. Proposal to approve any motion to adjourn the special meeting, or any postponement thereof, to another time or place if necessary or appropriate (i) to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the Merger Agreement, (ii) to provide to STERIS shareholders any supplement or amendment to the proxy statement/prospectus and/or (iii) to disseminate any other information which is material to STERIS shareholders voting at the special meeting.			☐	☐	☐

In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting or at any adjournment thereof.

NOTE: Please sign exactly as name above. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

YOUR VOTE IS IMPORTANT

Regardless of whether you plan to attend the Special Meeting of Shareholders, you can be sure the shares are represented at the meeting by promptly returning your proxy in the enclosed envelope.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting to be held on [                ], 2015:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

Sign and date direction form on the reverse side.

ê  Please fold and detach direction form at perforation before mailing.  ê

M80664-TBD

DIRECTION FORM	STERIS CORPORATION	DIRECTION FORM

SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON [                ], 2015

Instructions for Voting Shares Held by Vanguard Fiduciary Trust Company, Trustee under the

STERIS Corporation 401(k) Plan and Trust (the “Plan”)

Pursuant to the Plan, and in my capacity as a Named Fiduciary for this purpose, I hereby direct Vanguard Fiduciary Trust Company, as Trustee, to vote in person or by proxy (i) all Common Shares of the Company credited to the employer stock fund account under the Plan and (ii) all Common Shares of the Company credited to accounts under the Plan for which the Trustee does not receive direction, at the Special Meeting of Shareholders of the Company to be held on [                ], 2015, and at any adjournment thereof, as specified on the reverse side of this direction form on all matters properly coming before said meeting, including:

1.	The Merger Proposal. Proposal to adopt the Agreement and Plan of Merger, dated as of October 13, 2014 (the “Merger Agreement”), by and among STERIS, New STERIS Limited, a private limited company organized under the laws of England and Wales and a subsidiary of STERIS, Solar US Holding Co., a Delaware corporation and wholly owned subsidiary of New STERIS, Solar US Parent Co., a Delaware corporation and indirect wholly owned subsidiary of New STERIS, and Solar US Merger Sub Inc., an Ohio corporation and indirect wholly owned subsidiary of New STERIS (“the Merger”).

2.	The Compensation Proposal. Proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to STERIS’s named executive officers in connection with the completion of the Merger.

3.	The Adjournment Proposal. Proposal to approve any motion to adjourn the special meeting, or any postponement thereof, to another time or place if necessary or appropriate (i) to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the Merger Agreement, (ii) to provide to STERIS shareholders any supplement or amendment to the proxy statement/prospectus and/or (iii) to disseminate any other information which is material to STERIS shareholders voting at the special meeting.

The Board of Directors recommends votes FOR adoption of the Merger Agreement, FOR approval, on a non-binding advisory basis, of the compensation that may be paid or become payable to STERIS’s named executive officers in connection with the completion of the Merger, and FOR approval of any motion by the Company to adjourn or postpone the special meeting to another time or place as necessary or appropriate.

ALL COMMON SHARES OF THE COMPANY HELD UNDER THE PLAN FOR WHICH THE TRUSTEE DOES NOT RECEIVE A DIRECTION (INCLUDING THOSE CREDITED TO YOUR EMPLOYER STOCK FUND ACCOUNT IF YOU DO NOT TIMELY PROVIDE THE TRUSTEE WITH A DIRECTION) WILL BE VOTED BY THE TRUSTEE IN THE SAME PROPORTION AS IT VOTES THOSE SHARES WITH RESPECT TO WHICH IT DOES RECEIVE VOTING INSTRUCTIONS REGARDING THE ADOPTION OF THE MERGER AGREEMENT, APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE COMPENSATION THAT MAY BE PAID OR BECOME PAYABLE TO STERIS’S NAMED EXECUTIVE OFFICERS IN CONNECTION WITH THE COMPLETION OF THE MERGER, AND APPROVAL OF ANY MOTION BY THE COMPANY TO ADJOURN OR POSTPONE THE SPECIAL MEETING TO ANOTHER TIME OR PLACE AS NECESSARY OR APPROPRIATE AND ALL OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. SEE REVERSE SIDE.

DIRECTION FORMS MUST ARRIVE AT THE OFFICES OF BROADRIDGE FINANCIAL SOLUTIONS, THE TABULATING AGENT, NO LATER THAN 5:00 P.M., EASTERN TIME, ON [                ], 2015, FOR TABULATION.

SEE REVERSE SIDE.